                                                                  Exhibit 10.11



                         VOLUME PURCHASE AGREEMENT


This Volume Purchase Agreement (the "VPA") number AMD9598 with an effective Date of January 1, 1995, is made by and between EPIC Design Technology, Inc. a company with its principal place of business at 2901 Tasman Drive, Suite 212, Santa Clara, CA 95054, (EPIC) and Advanced Micro Devices, Inc. ("AMD" or "Licensee"), a company with its principal place of business at One AMD Place, Sunnyvale, CA 94088-3453.

EPIC and AMD agree that the provisions contained in this VPA shall govern the licensing of EPIC Products (defined in Exhibit A) during the term of this VPA. Software Products are licensed and not sold: any references to the sale or price of any software products or any copy thereof refers to the license or license fee.

The following are included by reference and are integral parts of this VPA

           -           Exhibit A               Product and Pricing Schedule
           -           Exhibit B               EPIC Software License Agreement and
                                               Maintenance Agreement
           -           Exhibit C               Purchase and Acquisition Schedule
           -           Exhibit D               AMD Maintenance & Total Support Program

EPIC agrees to offer AMD appropriate discounts for software tools purchased as defined in Exhibit C. AMD (CTS) agrees to provide a central pool of EPIC licenses and fund a total agreed to support program which facilitates the successful use of EPIC tools within the AMD standard methodology.

1.0         DEFINITIONS

            1.1 PRODUCTS: means EPIC software and applicable support listed in Exhibit A, Product and Pricing Schedule.

            1.2 DISCOUNT: means the discount as specified later in the VPA as applied against the applicable Product and Pricing Schedule (Exhibit A).

            1.3 DISCOUNT LEVEL: means the discount levels specified in Exhibit A and Exhibit C of this VPA. The Discount Level is valid only during the term and under the conditions of this VPA.

            1.4 LIST PRICE: means the list price for the Products and Services specified in Exhibit A.

            1.5 PEAK DEMAND LICENSES ("PDL"): means a floating license for specific EPIC software. A PDL license has a limited duration of one year. Monthly utilization reports will be provided by the AMD Site Manager. Fees for utilization of the PDL's licenses will be paid on a quarterly basis according to the following formula outlined below.

                        [*]

                        [*]

                        Utilization reports for all products will be produced [*] and submitted to EPIC [*] monthly by the AMD Site Manager.

            1.6 PURCHASED SW: means the software that AMD will purchase upon signing this VPA as listed in Exhibit C.

            1.7 AMD TOTAL SUPPORT SERVICES PROGRAM: means a set of services EPIC will provide AMD on a yearly basis. The particulars of the ATS program are detailed in Exhibit D.

                        The AMD Total Support program is based on the software already owned by AMD, the software acquired under the VPA and the additional software purchased as described in Section 1.6.

            1.8 THREE YEAR PROGRAM: means the payment, discount and acquisition schedule referred to as the Three Year Program in Exhibit C. AMD has the option to acquire Peak Demand Licenses (defined in section 1.5 and Exhibit C). AMD has the option to purchase additional software licenses at any time during the term of this VPA at prices listed in Exhibit A and at discount levels described in Exhibit C.

2.0         SCOPE AND LICENSE GRANT

            2.1 SCOPE: This VPA sets forth the terms and conditions for volume discounts for Products and related services off the List Price. No rights are granted to AMD to resell, relicense, sub license, or assign any products purchased under this VPA.

            2.2 AGREEMENTS: the Product and all applicable support services shall be licensed to AMD by EPIC in accordance with the

----------

* Confidential Treatment Requested

                        Computer Software End User License Agreement and the Computer Software Maintenance Agreement, both of which are attached as Exhibit B.

            2.3 EPIC-AMD U.S.A. PRICING: The terms of this VPA apply only to AMD sites located in the continental United States of America.

3.0         DISCOUNT LEVELS FOR PRODUCT AND APPLICABLE CONDITIONS

            3.1 DISCOUNTS FROM CURRENT LIST PRICE: Discounts and List Prices during the Effective Term are defined in Exhibit C and Exhibit A. EPIC agrees that the amounts charged by it to AMD for product and services purchased hereunder do not currently exceed amounts normally charged by EPIC as referenced in Exhibit A.

            3.2 REHOSTING AND RECONFIGURATION FEES: Rehosts and reconfigurations are limited to [*] at [*] and apply only to purchased licenses.

            3.3 INITIAL ORDER: Upon execution of this VPA, AMD will submit initial purchase orders for amounts as specified in Exhibit C as well as the AMD Total Support Program and Peak Demand License (PDL).

            3.4 PRODUCT ACQUISITIONS SCHEDULE: EPIC shall provide product within thirty (30) days after receipt of the purchase order for the initial order(s).

4.0         PAYMENT TERMS

            4.1 SHIPPING AND PAYMENT TERMS: All shipping and payments terms are contained in the Computer Software End-User Agreement and Computer Software Maintenance Agreement between EPIC and AMD.

            4.2 U.S.A. CURRENCY: All payments will be made in lawful currency of the United States of America.

            4.3 PAYMENT TERMS FOR AMD TOTAL SUPPORT PROGRAM: Payment for the Support Services will be made on a quarterly basis for the term of this VPA.


----------

* Confidential Treatment Requested

            4.4 SHIPMENT DESTINATIONS: All media, documentation, and keys will be shipped to a single designated contact at both AMD Sites (Texas and California). EPIC will provide six (6) sets of documentation for each site no later than thirty days after shipment.

            4.5 SHIPMENT PRIORITY: AMD understands that EPIC has government customers who submit orders that carry national security rating that by federal law mandate priority shipment before commercial order can be shipped. However, AMD shall be on EPIC "first ship" list for commercial customers for the term of this agreement.

5.0         OTHER PRODUCTS

            5.1 EPIC LICENSE PRODUCTS ONLY: It is understood and agreed that the discounts and services offered to AMD under the terms of this VPA apply to EPIC Products only, and only those Products which do not incorporate any third-party Original Equipment's Manufacturer's (OEM) software, firmware, and/or hardware. Such OEM Products and any third-party products sold or sub licensed by EPIC under another manufacturer's label are not included in the Discount Level offered to AMD. Such products will be sold or sub licensed to AMD in accordance with separately negotiated agreements.

            5.2 CURRENT/FUTURE PRODUCTS: This VPA applies only to the current EPIC products and services listed on Exhibit A. Future EPIC products and services may be added to this VPA by a written amendment to this VPA and signed by both parties.

6.0         RELEASE OF INFORMATION

            6.1 NO RELEASE OF INFORMATION: AMD and EPIC shall not provide, disclose, transfer, or otherwise made available the details of this VPA to any third party without the express prior written consent of EPIC and AMD except:
                        (i) to employees of AMD and EPIC to whom disclosure is necessary in order to effectuate the purposes set forth in this VPA, or (ii) in response to a lawful order of a court of competent jurisdiction.

7.0         ASSIGNMENT

            7.1 ASSIGNMENT: Neither this VPA nor any rights or obligations of it, in whole or in part, shall be assignable or otherwise transferable by AMD or EPIC. Any unauthorized attempt by AMD and EPIC to assign or transfer this VPA or any rights or obligations of it shall be null and void except where mergers or acquisitions may occur.

8.0         TERM AND TERMINATION

            8.1 TERM: This VPA is effective for three years from 1 January 1995 through 31 December 1997. This VPA will be reviewed annually. All orders against the VPA must be received by EPIC before the end of the first calendar quarter of each renewed year (i.e., 3/31/96, 3/31/97 respectively). Delivery of the Product must occur within thirty (30) days from receipt of purchase order(s).

            8.2 EXPIRATION: Upon the expiration of this VPA, EPIC and AMD may elect to (i) enter into negotiation for the creation of a new VPA, similar in form and content to this VPA, or (ii) not enter into a future VPA arrangement.

            8.3 TERMINATION: In the event of a material breach by AMD of the Computer Software End-User License Agreement or the Computer Software Maintenance Agreement, EPIC may terminate this VPA in whole or in part.

9.0         AMENDMENT AND TERMS

            9.1 MODIFICATION OF AGREEMENT: This VPA may not be modified, supplemented, qualified, or interpreted by any trade use or prior dealings which have not been made a part of this Agreement. This VPA may not be modified or amended except in writing and executed by duly authorized representatives of both parties.

            9.2 NO OTHER TERMS: The provisions of AMD's purchase order or business forms shall not supersede the provisions of this VPA, the Computer Software End User License Agreement or the Computer Software Maintenance Agreement.

            9.3 PRECEDENCE: In event of a conflict among agreements, the order of precedence shall be first the Computer Software End User Agreement and second the Computer Software Maintenance Agreement and last this Volume Pricing Agreement.

            Both parties acknowledge that they have read this VPA, understand it, and agree to be bound by its Terms and Conditions.

EPIC DESIGN TECHNOLOGY, INC.                     ADVANCED MICRO DEVICES, INC.


  /s/ Bernard Aronson                            /s/ S. Hockenbury for A. Brown
-----------------------------                    ------------------------------
      (Signature)                                           (Signature)


  Bernard Aronson                                S. Hockenbury for A.Brown
-----------------------------                    ------------------------------
     (Printed Name)                                      (Printed Name)


       President                                 Sr. Site Procurement Mgr.
-----------------------------                    ------------------------------
        (Title)                                            (Title)

                                                 December 6, 1995
-----------------------------                    ------------------------------
        (Date)                                             (Date)

                                    EXHIBIT A

                          PRODUCT AND PRICING SCHEDULE

                                             GROUP A
          Products                         Description                           Price
----------------------------       ---------------------------------         -------------
PathMill                           Static Timing Analysis                        [*]
TimeMill-AVO                       Dynamic, Event Driven                         [*]
                                   Timing Simulator
Power Mill                         Dynamic, Event Driven                         [*]
                                   Power Simulator

OPTIONS:
PFX                                Programming and                               [*]
                                   Formatting Extension
MSX                                Mixed Signal Extension                        [*]
BCX                                BICMOS Extension                              [*]
BDC                                Block Delay Calculator                        [*]
Mentor (Falcon)                                                                  [*]
Interface

                                              GROUP B

RailMill                           PowerNet Analysis Tool                        [*]

                                              GROUP C

OEM PRODUCT
Vertue                             Co-Simulation                                 [*]
SimWave                            Waveform display for viewing                  [*]
                                   simulation vectors
VTRAN                              Vector-Translator                             [*]
                                   Multi-User Node Locked
Rehosting                          Configuration change                          [*]


SUPPORT SERVICES
[*]                                                                              [*]
[*]
[*]                                                                              [*]
[*]                                                                              [*]
[*]                                                                              [*]
[*]                                                                              [*]

See Exhibit C, Section IV for AMD Total Support Services Pricing Schedule

-----------
* Confidential Treatment Requested

                                    EXHIBIT B

                       COMPUTER END USER LICENSE AGREEMENT
                     COMPUTER SOFTWARE MAINTENANCE AGREEMENT

                                COMPUTER SOFTWARE
                           END-USER LICENSE AGREEMENT


            COMPUTER SOFTWARE END-USER LICENSE AGREEMENT ("Agreement") is made and entered into as of this 15th day of October 1995 by and between EPIC DESIGN TECHNOLOGY, INC., a California corporation, having as its principal place of business 2901 Tasman Drive, Suite 212, Santa Clara, California 95054 ("EPIC"), and Advanced Micro Devices a Delaware Corporation having as its principal place of business at One AMD Place, Sunnyvale, California 94088-3453 (the "Customer").

            WHEREAS, EPIC is the developer and distributor of the computer software and documentation described in Exhibit A (collectively hereinafter termed the "Licensed Program"); and

            WHEREAS, the Customer desires to license the Licensed Program;

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

            1. License. In consideration of the payment of the license fees set forth herein, EPIC grants Customer a non-exclusive, non-transferable license, without right of sublicense, to use the package of computer software identified in Exhibit A in machine-readable form only, along with related user documentation. The computer software and user documentation together constitute the "Licensed Program." Customer's use of which is subject to the following terms and conditions.

            2. Scope of Rights. Customer may:

                        (a) Install the Licensed Program in Customer's own facility at the locations specified in Exhibit A only;

                        (b) Use the Licensed Program in the configurations specified in Exhibit A, but only for purposes of serving the internal needs of Customer's business; and

                        (c) Make one (1) copy of the Licensed Program for nonproductive backup purposes only, provided that all of EPIC's proprietary notices are included.

            Except as specifically provided herein, EPIC reserves all rights in and to the Licensed Program. Customer may not use or copy the Licensed program, or any copy, adaptation, transcription, or merged portion thereof, except as expressly authorized by this Agreement. Customer may not modify, disassemble or decompile the Licensed Program without the prior written consent of EPIC; provided, however, that if Customer's address set forth above is located within a Member State of the European Community, then such activities shall be permitted solely to the extent, if any, permitted by Article 6 of the Council Directive of May 14, 1991 on the legal protection of computer programs, and implementing legislation thereunder. In addition to the other remedies which may be available to EPIC at law or in equity, any use of the Licensed Program outside the scope of the license granted herein shall automatically terminate the license and this Agreement.

            3. Transfer of Rights. Customer's rights to use the Licensed Program may not be transferred except to a successor in interest of Customer's entire business who assumes the obligations of this Agreement in writing. Customer agrees to notify EPIC of any such transfer within thirty (30) days of its occurrence. Any use of the Licensed Program by a transferee outside the scope of the license granted herein shall automatically terminate this Agreement and such license with respect to such transferee.

            4. License Fee. In consideration for the rights granted hereunder, upon the Delivery Date, Customer will pay to EPIC the License fee in Untied States dollars for the Licensed Program specified in the Volume Purchase Agreement dated January 1, 1995.

            5. Taxes. Customer is solely responsible for payment of any taxes (including sales or use taxes and intangible taxes but excluding taxes on EPIC's income) resulting from Customer's acceptance of this license and Customer's possession and use of the Licensed Program. EPIC reserves the right to have customer pay any such taxes as they fall due to EPIC for remittances to the appropriate authority. Customer agrees to hold EPIC harmless from all claims and liability arising from Customer's failure to report or pay such taxes.

            6. Support.

                        6.1 Support Agreement. The term and conditions of EPIC's support of the Licensed Program is governed by a separate support agreement ("Maintenance Agreement"). EPIC shall have no duties to provide support or maintenance services except as explicitly set forth herein and upon payment of the annual support fees ("Support Fees") set forth in the Maintenance Agreement.

                        6.2 Operation by Customer. Customer is responsible for selecting an operator who is qualified to operate the Licensed Program on Customer's own equipment and is familiar with the information, calculations and reports that serve as input and output of the Licensed Program. EPIC reserves the right to refuse support or to charge additional fees if an operator seeks assistance with respect to such basic background information or any other matters not directly related to the operation of the Licensed Program provide that such fees are communicated in writing in advance and agreed to by Customer.

                        6.3 Hardware and Software. The Licensed Program is designed for use with the hardware and accessories specified in Exhibit A. Except as agreed otherwise in writing, EPIC assumes no responsibility under this Agreement for obtaining such equipment. Customer is also responsible for providing a proper environment and proper utilities for the computer system on which the Licensed Program operates, including an uninterrupted power supply.

                        6.4 Conversion of Data Files. Customer is responsible for converting its own data files for use with the Licensed Program.

            7. Title and Ownership. EPIC and its licensors shall own all right, title and interest in and to the Licensed Program and all modifications and enhancements thereof subject only to the rights and privileges expressly granted hereunder. This Agreement does not provide Customer with title or ownership of the Licensed Program but only a right of limited use.

            8. Confidentiality.

                        8.1 Confidentiality. The Licensed Program is a commercially valuable, proprietary product of EPIC, the design and development of which reflect the effort of skilled development experts and the investment of considerable time and money. "Confidential Information" means (i) the Licensed Program, in object and source code form, and any related technology, idea algorithm or information contained therein, including without limitation design techniques, and any trade secrets related to any of the foregoing; (ii) EPIC's product plans, designs, costs, prices and names; non-published financial information; marketing plans; business opportunities; personnel; research; development or know-how; (iii) any information designated by the disclosing party as confidential at the time of disclosure and reduced to writing and designated as confidential in writing within thirty (30) days; and (iv) the terms and conditions of this Agreement; provided, however, that "Confidential Information" will not include information that: (a) is or becomes generally known or available by publication, commercial use or to otherwise through no fault of the receiving party; (b) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (c) is independently developed by the receiving party without use of the disclosing party's Confidential Information; (d) is lawfully obtained from a third party who has the right to make such disclosure; and (e) is released for publication by the disclosing party.

                        Each party will protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that each such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential information without the prior written consent of the other party.

                        8.2 Restrictions Against Unauthorized Disclosure. Customer may not or allow any third party, at any time, to (i) disclose or disseminate the Licensed Program to any third party, or to any Customer employee or consultant who does not need to obtain access thereto consistent with Customer's rights under this Agreement; (ii) decompile, disassemble, reverse engineer or attempt to reconstruct, identify or discover any source code, underlying ideas, underlying user interface techniques, or algorithms of the Licensed Program; (iii) provide, lease, lend, use for timesharing or service bureau purposes, or otherwise use or allow others to use the Licensed Program for the benefit of third parties; or (iv) modify, incorporate into or with other software, or create a derivative work of any part of the Licensed Program. Customer will devote its reasonable efforts to ensure that all of its employees, consultants, independent contractors and all other persons afforded access to the Licensed Program shall protect it against improper use, dissemination or disclosure.

                        8.3 Remedies. If either party breaches any of its obligations with respect to confidentiality and unauthorized use of the Licensed Program hereunder, either party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

            9. Limited Warranty.

                        9.1 Product Warranty. EPIC warrants that the Licensed Program shall be in substantial conformance with EPIC's published specifications for the Licensed Program for a period of ninety (90) days following initial delivery of the Licensed Program to Customer. EPIC does not warrant that the Products will meet all of Customer's or Customer's customer's requirements nor that the use of the Products will be uninterrupted or error free.

                        9.2 Defects not Covered by Warranty. EPIC's warranty shall not extend to problems in the Licensed Program that result from: (i) Customer's failure to implement any updates, enhancements, error corrections or bug fixes to the Licensed Program which are issued by EPIC during the warranty period; (ii) changes to the operating system or environment which adversely affect the Licensed Program; (ii) any alterations of or additions to the Licensed Program performed by parties other than EPIC; (iv) use of the Licensed Program in a manner for which it was not designed; (v) accident, negligence, or misuse of the Licensed Program by any party other than EPIC personnel; or (vi) operation outside of environmental specifications.

                        9.3 Exclusive Remedy. EPIC's sole obligation and Customer's exclusive remedy under the above warranties shall be to use its reasonable efforts to correct reproducible errors that render the Licensed Program nonconforming, provided that EPIC shall have no obligation to correct all errors in the Licensed Program.

                        9.4 Disclaimer. EXCEPT FOR THE ABOVE EXPRESS LIMITED WARRANTY, EPIC MAKES AND CUSTOMER RECEIVES NO WARRANTIES ON THE LICENSED PROGRAM, EXPRESS, IMPLIED, STATUTORY, OR IN ANY OTHER

PROVISION OF [UNREADABLE] OR COMMUNICATION WITH CUSTOMER, AND EPIC SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE.

                        9.5 Patent and Copyright Indemnification. EPIC shall defend any suit or proceeding brought against Customer so far as based on a claim that the Licensed Program, or any portion thereof, furnished by EPIC constitutes an infringement of any patent, trademark, trade secret, copyright or other third party property rights, if notified promptly in writing and given authority, information and assistant (at EPIC's expense) for the defense of same, and EPIC shall pay all damages and costs awarded therein against Customer. In case said Licensed Program, or any portion, thereof in such suit is held to constitute an infringement and the use of said Licensed Program or any portion thereof, is enjoined, EPIC shall at its sole option and own expense, either procure for Customer the right to continue using said Licensed Program, or replace same with non-infringing program or modify it so it becomes non-infringing, or remove said Licensed Program and refund the purchase price and the transportation costs thereof.

            10. Limitation of Liability.

                        EXCEPT AS SET FORTH IN SECTION 9.5 ABOVE, IN NO EVENT WILL EPIC'S CUMULATIVE LIABILITY FOR ALL CLAIMS ARISING OUT OF THIS AGREEMENT OR RELATED TO THE LICENSED PROGRAM, UNDER ANY CAUSE OF ACTION, EXCEED THE TOTAL AMOUNT OF ALL AMOUNTS FEES PAID BY CUSTOMER TO EPIC HEREUNDER. IN NO EVENT SHALL EPIC HAVE ANY LIABILITY FOR ANY LOST OPPORTUNITY OR PROFITS, LOSS OF DATA OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT, UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT EPIC HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

            11. Term and Termination.

                        11.1 Term. This Agreement will become effective upon the Delivery Date and continue until terminated as set forth below.

                        11.2 Termination for Convenience. Customer may terminate this Agreement for any reason or no reason upon sixty (60) days written notice to EPIC.

                        11.3 Termination for Cause. Either party may terminate this Agreement for cause upon giving sixty (60) days notice of a material breach by the other hereunder, provided that such breach will not have been remedied during such period.

                        11.4 Termination for Insolvency. This Agreement will terminate, without notice, (i) upon the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the party's debts, (ii) upon either party's making an assignment of substantially all of its assets for the benefit of creditors, or
(ii) upon either party's dissolution or cessation of business.

                        11.5 Obligations Upon Termination. Upon termination of this Agreement, all licenses granted to Customer will terminate. Promptly upon termination of this Agreement for any reason or upon discontinuance or abandonment of Customer's possession or use of the Licensed Program, Customer must return, or certify the destruction of, all copies of the Licensed Program in Customer's possession (whether modified or unmodified), and all other materials pertaining to the Licensed Program (including all copies thereof).

                        11.6 Survival of Certain Terms. The provisions of Sections 7, 8, 10, 11, and 12 will survive the expiration or termination of this Agreement for any reason. In addition, if this Agreement is terminated pursuant to Section 11.4 above due to EPIC's insolvency, the license granted in Section 1 shall survive such termination. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

            12. General.

                        12.1 Binding Effect. Except as herein otherwise specifically provided, this agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, heirs, administrators, executors, successors and assigns.

                        12.2 Captions. Captions contained in this agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this agreement or any provision hereof.

                        12.3 Severability. In the event that any of the terms of this Agreement is or become or is declared to be invalid or void by any court or tribunal of competent jurisdiction, such term or terms shall be deemed severed from this Agreement, the Agreement shall be interpreted to give as much effect as possible under law to the intention behind such invalid or void term, and all the remaining terms of this Agreement shall remain in full force and effect.

                        12.4 Waiver. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by law.

                        12.5 Notice. Unless otherwise provided, any notice to be given hereunder shall be Delivered upon dispatch. Such notice shall be sent by first class mail, postage prepaid and marked for delivery by certified or registered mail, return receipt requested, addressed to the parties listed below at their respective places of business, or at such other addresses of which notice has been given to the addressing party:

If to EPIC:                                  If to Customer:
EPIC Design Technology, Inc.                 Barbara Vervenne
2901 Tasman Drive, Suite 212                 Advanced Micro Devices
Santa Clara, CA 95054 U.S.A.                 5204 East Ben White Blvd.
Attn:  CFO                                   Austin, TX 78741

                        12.6 Force Majeure. Neither party shall be liable by reason of any failure or delay in the performance of its obligations due to strikes, riots, fires, explosions, acts of God, war, governmental action or any other cause which is beyond the reasonable control of such parties. The performance of such party shall be excused for such reasonable time as may be required to resume performance following cessation of such cause.

                        12.7 Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

                        12.8 U.S. Export Control. Customer understands and acknowledges that the Licensed Program is subject to regulation by agencies of the U.S. Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export or diversion of certain products and technology to certain countries. Any and all obligations of EPIC to provide the Licensed program, documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and deliver of technology and products abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. Customer agrees to cooperate with EPIC, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. Customer warrants that it will comply with the Export Administration Regulations and other United States laws and regulations governing exports in effect from time to time.

                        Without in any way limiting the provisions of this Agreement, Customer agrees that unless prior written authorization is obtained from the Bureau of Export Administration or the Export Administration Regulations explicitly permit the re-export without such written authorization, it will not export, reexport, or transship, directly or indirectly, the Licensed Program or any technical data disclosed, or provided to Customer, or the direct product of such technical data, to country groups Q, S, W, Y, or Z (as defined in the Export Administration Regulations and which currently consist of Albania, Bulgaria, Cambodia, Cuba, the Czech Republic, Estonia, Laos, Latvia, Libya, Lithuania, Mongolian People's Republic, North Korea, Poland, Romania, the geographic area of the former Union of Soviet Socialist

Republics, the Slovak Republic and Vietnam), or to the People's Republic of China (excluding Taiwan), Haiti, Iran, Iraq, Syria, Yugoslavia (Serbia and Montenegro), or to military or police entities in South Africa, or to any other country as to which the U.S. Government has placed an embargo against the shipment of products, which is in effect during the term of this Agreement.

                        12.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the state of California.

                        12.10 Jurisdiction. Any dispute arising out of this Agreement shall be brought in, and the parties consent to personal and exclusive jurisdiction of and venue in, the state and federal courts within Santa Clara County, California.

                        12.11 Amendments. No modification of this Agreement shall be binding unless it is in writing and is signed by an authorized representative of the party against whom enforcement of the modification is sought.

                        12.12 Assignment. Either party may not assign any rights or delegate any responsibilities hereunder without the prior written consent of either party, except to a successor in ownership of all relevant assets of the assigning party.

                        12.13 Attorney's Fees. In the event that it become necessary for either party to institute litigation or arbitration proceedings to enforce its rights under this Agreement, either party agrees to any reasonable attorney's fees and other costs.

                        12.14 Injunctive Relief. EPIC or AMD shall have the right to seek and obtain injunctive and equitable relief to remedy any violations of this Agreement due to the fact that damages would not adequately compensate EPIC or AMD for any resulting loss or injury.

                        12.15 Third Party Beneficiaries. Customer acknowledges and agrees that the following entities are third party beneficiaries to this Agreement to the extent that this Agreement contains provisions that related to Customer's use of such entities' software licensed hereby, and that such provisions are made expressly for the benefit of such entities and are enforceable by such entities in addition to EPIC:

Source III                                  Precedence Incorporated
3958 Cambridge Road, Ste. 247               4675 Stevens Creek Blvd., Ste. 250
Cameron Park, CA 95682                      Santa Clara, CA 95051

Data I/O                                    Systems Science
P.O. Box 97046                              1860 Embarcadero Road, Ste. 260
Redmond, WA 98073-9746                      Palo Alto, CA 94303

Archer Systems, Inc.

4633 Old Ironside Drive, Suite 240
Santa Clara, CA 95054

                        12.16 Complete Agreement. THIS AGREEMENT IS THE COMPLETE AND EXCLUSIVE STATEMENT OF EPIC'S OBLIGATIONS AND RESPONSIBILITIES TO CUSTOMER AND SUPERSEDES ANY OTHER PROPOSAL, REPRESENTATION OR OTHER PROPOSAL, REPRESENTATION OR OTHER COMMUNICATION BY OR ON BEHALF OF EPIC RELATING TO THE SUBJECT MATTER HEREOF. CUSTOMER'S LICENSE OF THE LICENSED PROGRAM WILL NOT COMMENCE UNTIL CUSTOMER HAS EXECUTED THIS AGREEMENT, WITHIN 90 DAYS OF THE EXECUTION OF THIS AGREEMENT, EXTENDABLE FOR 90 DAYS, AND AN AUTHORIZED REPRESENTATIVE OF EPIC HAS RECEIVED, APPROVED, AND EXECUTED A COPY OF IT AS WELL.

LICENSEE:                                   EPIC DESIGN TECHNOLOGY, INC.

Advanced Micro Devices                      Bernard Aronson
-----------------------------               -----------------------------------
Company Name                                Signature

S. Hockenbury for A. Brown                  Bernard Aronson, President
-----------------------------               -----------------------------------
Signature                                   Print Name/Title

S. Hockenbury for A. Brown,
-----------------------------
Sr. Site Procurement Manager
-----------------------------
Print Name/Title

                                COMPUTER SOFTWARE
                              MAINTENANCE AGREEMENT

            This Computer Software Maintenance Agreement ("Agreement") is made and entered into as of this 15th day of October 1995 "Effective Date") by and between EPIC DESIGN TECHNOLOGY, INC., a California corporation having its principal office at 2901 Tasman Drive, Suite 212, Santa Clara, CA 95054 ("EPIC") and Advanced Micro Devices, a Delaware Corporation, having its principal office at One AMD Place, Sunnyvale, California 94088-3453 ("Customer").

RECITALS

            A. Customer has obtain a license from EPIC to use EPIC computer software programs pursuant to a Computer Software End-User License Agreement dated October 15, 1995 ("License Agreement"); and

            B. Customer desires to obtain certain support services from with respect to such software; and

            C. EPIC desires to offer such support services on the terms and conditions set forth herein;

            In consideration of the mutual covenants and promises contained herein, the parties hereby agree as follows:

1.          License.

            1.1 Agreement Term. The initial term of this Agreement is as described in Exhibit A. Thereafter, the Agreement Term shall be renewed for successive periods of one (1) year upon agreement of the parties. In no event, however, shall the Agreement Term or any renewal thereof extend beyond the term of the License Agreement.

            1.2 Equipment. The equipment described in Exhibit B.

            1.3 Errors, Malfunctions or Defects. Material deviations of the Software Products from the functional specifications in the documentation furnished from time to time by EPIC for such Software Products.

            1.4 Normal Working Hours. The hours between 9:00 a.m. and 5:00 p.m. Pacific Standard (or Daylight, as applicable) Time Monday through Friday, excluding EPIC's regularly scheduled holidays.

            1.5 Release. A software product generally offered and expressly designated by EPIC in its sole discretion as a revision and new release of a Software Product.

            1.6 Software Product. A software program and associated documentation that has been licensed by EPIC to Customer pursuant to the License Agreement and identified in Exhibit B hereto.

            1.7 Support Services. The support services described and required to be performed by EPIC under this Agreement.

2.          Scope of Services.

            EPIC shall use reasonable efforts to provide the following services during Normal Working Hours during the Agreement Term:

            2.1 [*]

            2.2 [*]

            2.3 [*]

____________________
* Confidential treatment requested.

[*]

            2.4 Other Services. EPIC may provide other or different Support Services by describing such services in Exhibit A. Exhibit A shall supersede the Support Services described in this Section 2 to the extent of any contradictions or ambiguity between the two.

3.          Fees and Charges.

            3.1 Support Fees. As consideration for the Support Services provided hereunder, on or before the Effective Date, Customer shall pay EPIC its fees and charges based on the rate schedule and the payment terms set forth in Exhibit C attached hereto. EPIC reserves the right to change its rate schedule from time to time, provided that no such change will be effective until the beginning of a renewal term subsequent to the announcement of such change.

            3.2 Expenses. Customer shall reimburse EPIC for all expenses incurred by EPIC in rendering the services to Customer provided that prior written approval has been obtained from Customer.

            3.3 Payment. EPIC shall invoice Customer at the beginning of each calendar month for all fees and charges accrued and all reimbursable expenses incurred during the previous month which are in excess of the fees and charges described in Exhibit C, and Customer shall pay the invoiced amount within thirty
(30) days upon receipt of such invoice. Any amount not paid within thirty (30) days after the invoice date shall bear interest at the lesser of one and one half percent (1.5%) per month and the highest rate allowed by applicable law.

4.          Customer Responsibilities.

            4.1 Interface. Customer shall be responsible for the interface between Software Products for which Support Services are available and all other software used by Customer whether or not such software is licensed to Customer by EPIC or by others, or has been developed by Customer.

            4.2 Installation and Operation. Customer is responsible for installing, managing and operating any Support Service elements delivered under this Agreement.

            4.3 Software License Limitations. Customer agrees that limitations on the use of a Software product and Customer's responsibilities to prevent the unauthorized disclosure of EPIC confidential and proprietary information, both of which are described in the License Agreement, apply equally to all materials and information supplied to Customer by or on behalf of EPIC hereunder, including without limitation, corrective code and Updates furnished to Customer pursuant to this Agreement.

____________________
* Confidential treatment requested.

            4.4 Limitations. In no event shall EPIC have any responsibility to correct any errors or damage that result from: (i) Customer's failure to implement all Updates to the Software Products that are made generally available to other licensees of the same Software Products; (ii) changes to the operating system or environment which adversely affect the Software Products; (iii) any alterations of or additions to the Products performed by parties other than EPIC; (iv) use of the Software Products in a manner for which it was not designed; (v) accident, negligence, or misuse of the Software Products by any party other than EPIC personnel; or (vi) operation outside of environmental specifications.

            4.5 Other Customer Responsibilities. Customer shall be responsible for procuring, installing, and maintaining all equipment, telephone lines, communications interfaces, and other hardware (other than the hardware constituting the program control center maintained at EPIC's facilities) necessary to operate the Software Products and to obtain from EPIC the Support Services.

5.          Disclaimer of Warranty.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EPIC EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SOFTWARE PRODUCTS OR THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

6.          Limitation of Liability.

IN NO EVENT SHALL EPIC'S CUMULATIVE LIABILITY FOR ANY CLAIMS ARISING IN CONNECTION WITH THIS AGREEMENT EXCEED THE TOTAL FEES AND CHARGES PAID TO EPIC BY CUSTOMER PURSUANT TO THIS AGREEMENT WITHIN THE LAST AGREEMENT TERM. IN NO EVENT SHALL EPIC BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR INCIDENTAL DAMAGES OF WHATEVER KIND AND HOWEVER CAUSED, INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND LOSSES STEMMING FROM BUSINESS OPPORTUNITIES FOREGONE AND EFFECTS OF INCOMPLETE DESIGN EFFORTS, WHETHER OR NOT EPIC HAS BEEN ADVISED OF OR IS OTHERWISE ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

7.          Termination.

            7.1 Term. Unless earlier terminated as set forth below, this Agreement will become effective upon the Effective Date and continue for the Agreement Term.

            7.2 Termination for Cause. Either party may terminate this Agreement for cause upon giving sixty (60) days notice of a material breach by the other hereunder, provided that such breach will not have been remedied during such period.

            7.3 Termination of License Agreement. This Agreement shall immediately terminate upon the termination of the License Agreement.

            7.4 Effect of Agreement. Following termination of this Agreement, EPIC shall immediately invoice Customer for all accrued fees and charges and all reimbursable expenses, not in dispute and Customer shall pay the invoiced amount within thirty (30) days upon receipt of such invoice. Customer may continue to use any work supplied to Customer by EPIC for the remaining term of the License Agreement.

            7.5 Survival of Certain Terms. The provisions of Sections 5, 6 and 8 will survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties will cease upon expiration or termination of this Agreement.

8.          Notices.

            Any notice required or permitted hereunder shall be in writing and shall be deemed to have been given upon personal delivery, fax transmission, or three (3) business days after being sent to the other party by U.S. mail return receipt requested at the addresses as listed above, or as one party may from time to time give the other in writing.

9.          Miscellaneous.

            9.1 Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agree that this is the complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof and that it supersedes and merges all prior proposals, customer provided brochures and materials, understandings and agreements, whether oral or written, between the parties with respect to the subject matter hereof. This Agreement may not be modified except by a written instrument duly executed by the parties hereto.

            9.2 This agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to conflict of laws principles.

            9.3 Any dispute arising out of this Agreement shall be brought in, and the parties consent to personal and exclusive jurisdiction of and venue in, the state and federal courts within Santa Clara County, California.

            9.4 In the event that any provision of this Agreement is held invalid, illegal, or unenforceable, the remaining provisions shall be enforced to the maximum extent permitted by applicable law.

            9.5 The waiver by either party of any term or condition of this Agreement shall not be deemed to constitute a continuing waiver thereof nor of any further or additional right that such party may hold under this Agreement.

            9.6 Customer acknowledges that Software Products, Updates or other information disclosed in connection with the Agreement may be considered technical data that this subject to compliance with the export control laws and regulations of the United States. Customer hereby agrees to comply with all such laws.

            9.7 Use, duplication, or disclosure by the United States Government is subject to restrictions as set forth in subdivisions (b) and (c), Part 252.227-7013 of Title 48 of the United States Code of Federal Regulations (Rights in Technical Data and Computer Software) and any successor statute thereto.

            9.8 The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

            9.9 Customer may not assign its benefits nor delegate its obligations under this Agreement without first receiving the written consent therefor from EPIC. For the purposes of this paragraph, the merger of Customer with or the sale of Customer or of substantially all the assets of Customer to another entity except an entity which is a competitor of EPIC's, shall not be deemed to be an event requiring EPIC's consent.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as set forth below.

LICENSEE:                                   EPIC DESIGN TECHNOLOGY, INC.

Advanced Micro Devices                      Bernard Aronson
-----------------------------               -----------------------------------
Company Name                                Signature

S. Hockenbury for A. Brown                  Bernard Aronson, President
-----------------------------               -----------------------------------
Signature                                   Print Name/Title

S. Hockenbury for A. Brown,
-----------------------------
Sr. Site Procurement Manager
-----------------------------
Print Name/Title

                                    EXHIBIT C

                        PURCHASE AND ACQUISITION SCHEDULE

I.          DISCOUNT SCHEDULE

            THREE YEAR SCHEDULE

[*]

II.         PEAK DEMAND LICENSE REQUIREMENTS

            Definition of Peak Demand License (PDL) option:

            In the spirit of a multi-year agreement and shared risk between both AMD and EPIC, EPIC shall agree to provide one [*] for every owned license of PowerMill TimeMill and PathMill (core product) and the following options: BDC, BCX, MSX, AVO. AMD agrees to commit to the net revenue outlined in Table I with the inclusion of [*] for 1995. The invoicing formula for the Peak Usage Model is defined in Section
            1.5 of the VPA. As a condition of the continued use in 1996 and 1997 of the PDL Model, AMD must commit to a minimum purchase of [*] for those products defined in Exhibit A

            Since EPIC has agreed to expand the PDL to include [*] of software for previously purchased licenses, including product options, the PDL model will be reviewed as to the continued inclusion of options in the Peak Demand License Model at the end of 1995.

            1995 SOFTWARE PURCHASE FOR VPA

            As a condition of the Peak Usage Model, Epic would require a minimum purchase of [*] and whatever desired combination of core products, options and OEM products, provided the total revenue commitment for 1995 is a [*] worth of product. If these requirements are met then EPIC will extend the Peak Usage Model to AMD. The PDL Model is based upon annual revenue dollars beginning January 1st of each year.


            ____________________
            [*] Confidential Treatment Requested.

            1995 Purchase would be as follows:

[*]

PEAK DEMAND LICENCE (PDL) OPTION FOR 1996 & 1997

EPIC will extend the Peak Demand License model to AMD for 1996 and 1997 if the total gross dollars spent on an annual basis with EPIC meets [*] purchase for each year. There will be no requirements set forth on [*] of core products for 1996 and 1997.

III.        PATHMILL [*] USE OPTION

EPIC will provide [*] of PathMill to AMD with the commitment of the following criteria: AMD will purchase a [*] and whatever desired combinations of core products, options and OEM products provided the total revenue commitment for 1995 is a [*] worth of product. To obtain [*] PathMill usage in 1996 and 1997, the total gross dollars spent on an annual basis on core products, options and OEM products must meet the same requirements as the PDL model outlined in Table
2. There will be no requirement set forth on [*] in 1996 and 1997. The dollar figures in the [*] Licenses" below assumes that 1995 licenses will be made available for [*] . The dollar figures for 1996 and 1997 are for [*]. AMD will not retain any of the utilized but unpurchased licenses of PathMill on the unrestricted model.

----------------------------------------------------------------------------------------------
                 [*] PATHMILL LICENSE                 PRICE                       TERMS
----------------------------------------------------------------------------------------------
[*]


IV.         AMD SUPPORT SERVICES PRICING SCHEDULE

In Exhibit D, EPIC has outlined the AMD Total support services as (1), [*] as defined in Table 1, Exhibit C (2), [*], (3) [*] IV and (4) [*]. Pricing is as follows:


                                        1995          1996 (EST)        1997 (EST)
[*]

Additional support can be provided [*] after AMD informs EPIC of desire to contract for this service.

[*]

Should AMD exceed the set of services in Exhibit D, AMD shall place additional purchases for services as needed.

The total support dollars above do not include product maintenance dollars for years 1996 and 1997. The software product maintenance will be charge at a [*] for all new purchases of Epic written Software after the initial order under the VPA and [*] for all OEM product in 1996 and 1997.

IV. AMD TOTAL SUPPORT SERVICES PRICING SCHEDULE (CON'T)

The AMD Total Support Program is based on software already owned by AMD, the software initially acquired under the VPA as outlined in Exhibit C and the AMD Support Services as outlined in Exhibit D. The program allows for an additional [*] of software to be acquired with no increase in the maintenance charge. As additional software purchases exceed [*], a maintenance charge of [*] will be added to the ATS program fee due that year. Software added during the middle of the year would incur support fees prorated from date of purchase for that year. EPIC will allow AMD to make quarterly payments for ATS if AMD pays the full prorated amount for incremental purchases of [*] or more on the next quarterly payment following purchase.

                                    EXHIBIT D

                       AMD TOTAL SUPPORT SERVICES PROGRAM

EPIC shall provide AMD product support in the following areas. It is EPICs' intent to accelerate the successful implementation of EPICs' technology and products in your project development cycles. We recognize the need to provide additional services to demonstrate the effective use of these tools.

I.          STANDARD MAINTENANCE

Updates to New software releases:

            EPIC will provide AMD with all software updates to licensed products purchased under this VPA. [*] The current EPIC Software Maintenance Agreement will indicate those products to which the customer is entitled software updates. [*] all new software updates will include:

            [*]

            o     All updates will be shipped via electronic mail (email).


II.         TECHNICAL SUPPORT

AMD, the CTS Site Manager or a key design team contact may phone, email or fax the EPIC Technical Support Group for assistance. The EPIC Technical Support Group is the central entry point for all AMD identified product defect problems or enhancement requests. EPIC's Technical Support Group engineers provide guidance and support for all EPIC products. EPIC Technical Support Group will evaluate the customer's questions and provide an answer or work around if possible. If necessary, the EPIC Technical Support Group will escalate the call to the appropriate factory based Technical Specialist or R & D Engineer for further analysis. The EPIC Technical Support Group will also log the problem in the EPIC `Scopus System. AMD, CTS Site Manager will provide priority of open issues if necessary. In the event of a significant product failure, EPIC will use its best effort to resolve the technical defect.


____________________
* Confidential Treatment Requested.

III.        ON-SITE APPLICATIONS ENGINEERING SUPPORT

EPIC will appoint an on-site Applications Engineer for both TX and CA locations. During the first year of this VPA, the TX AE will be on location [*] and the CA person [*]. Duties of the AE are as follows:

            [*]

IV.         TRAINING

As a part of the Total Support Program AMD will be entitled to [*] Standard Training Classes or AMD Specific Training Classes for [*] persons in each class. [*] EPIC will provide monthly updates to AMD CTS Site Manager for registered class students.

V.          ON-SITE METHODOLOGY CONSULTANT

The on-site methodology consultant assists the designers to better understand how to effectively deploy EPIC tools to achieve the best possible results. After each consulting project, the EPIC consultant will document a report summarizing any observations, methodology recommendations, design problems and work- around. An electronic mail (email) copy of this report will go the TX and CA AE, Project Leader/Manager and the AMD Site Manager.

This AMD Support Program will include [*] weeks per year of the on-site consultant defined above.

This Methodology Consultant will not however, participate in any AMD actual design activity outside the scope of the EPIC tools. AMD request design consulting as required at the cost listed on Exhibit A.

____________________
* Confidential Treatment Requested.


                                      -2-